Exhibit 3.6

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF FORMATION

OF

RATTLER MIDSTREAM LLC

The undersigned, desiring to amend the Certificate of Formation of Rattler Midstream LLC (the “Company”), pursuant to the provisions of the Delaware Limited Liability Company Act, does hereby certify as follows:

1.	Name of Company is Rattler Midstream LLC.

2.

The Certificate of Formation of the Company was originally filed on July 29, 2014 and assigned file number 5577244, as amended by a Certificate of Amendment to the Certificate of Formation of the Company filed on March 15, 2017.

3.	Section FIRST of the Certificate of Formation of the Company shall be amended as follows to change the name of the Company:

“The name of the limited liability company formed hereby is Rattler Midstream Operating LLC.”

IN WITNESS WHEREOF, the undersigned executed this Certificate of Amendment to the Certificate of Formation of the Company on this 14th day of December, 2018.

By:	/s/ Randall J. Holder
Name:	Randall J. Holder
Title:	Authorized Person